                                                                    EXHIBIT 32.2


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report of Aquatic Cellulose International Corporation (the "Company") on Form 10KSB for the period ending May 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Sheridan Westgarde, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that to the best of the undersigned's knowledge and belief:

        (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


                                            /s/  Sheridan Westgarde
                                            ------------------------------
                                            Sheridan Westgarde
                                            Chief Financial Officer
                                            September 29, 2004